Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(10,382,186)
Unrealized Gain (Loss) on Market Value of Commodity Futures	728,771
Dividend Income	157,099
Interest Income	211,301
ETF Transaction Fees	2,100
Total Income (Loss)	$(9,282,915)

Expenses
General Partner Management Fees	$43,715
Professional Fees	16,996
Brokerage Commissions	5,549
Directors' Fees and insurance	2,006
License fees	1,093
Total Expenses	$69,359
Net Income (Loss)	$(9,352,274)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/24	$124,795,853
Withdrawals ((750,000) Shares)	(50,769,499)
Net Income (Loss)	(9,352,274)

Net Asset Value End of Month	$64,674,080
Net Asset Value Per Share (1,000,000 Shares)	$64.67

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596